PERSONNEL MANAGEMENT, INC.
                 1994 DIRECTOR STOCK OPTION PLAN

                    (As amended May 19, 1997,
                subject to shareholder approval)

I.   PURPOSE

The purpose of this 1994 Director Stock Option Plan (the "Plan") of Personnel Management, Inc. (the "Corporation") is to encourage ownership in the Corporation by outside directors of the Corporation whose continued services are considered essential to the Corporation's continued progress, and to provide them with a further incentive to continue as directors of the Corporation, and to increase the value of the Corporation.

II.  ELIGIBILITY

Each director of the Corporation is eligible to participate in the Plan and shall receive the options provided for by formula herein, unless he or she is an officer or employee of the Corporation or any subsidiary of the Corporation ("Eligible Director").

III. STOCK SUBJECT TO THE PLAN

          A. Common Stock. The stock which is the subject of options granted under the Plan shall be the Corporation's authorized but unissued Common Stock, no par value per share ("Stock"). In connection with the issuance of shares of Stock under the Plan, the Corporation may utilize shares repurchased in the open market or otherwise.

          B. Aggregate Amount. The total number of shares subject to options granted under the Plan shall not exceed forty thousand (40,000) shares (subject to adjustment under Article
     VIII).

IV.  TERMS, CONDITIONS AND FORM OF OPTIONS

Each option granted under this Plan shall be evidenced by a written agreement in substantially the form attached hereto as Exhibit A, which agreement shall comply with and be subject to the following terms and conditions:

          A. Non-Statutory Stock Options. All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended to date and as may be further amended from time to time (the "Code").
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          B.  Option Grant Dates.  Options shall be granted on
     January 31, 1995 for each Eligible Director's service to the Corporation during the two fiscal quarters ended October 31, 1994 and January 31, 1995, and on the last day of each fiscal quarter thereafter for each Eligible Director's service to the Corporation during such quarter.

          C. Number of Option Shares. An option granted to an Eligible Director relating to such Eligible Director's service to the Corporation during the fiscal quarter ended October 31, 1994 or during any quarter within the fiscal year ended October 31, 1995, shall be an option to acquire a number of shares equal to (i) 500 shares of Stock for each meeting of the Corporation's Board of Directors actually attended by such Eligible Director during such quarter, plus (ii) 250 shares of Stock for each meeting of a committee of the Board of Directors actually attended by such Eligible Director during such quarter. For each quarter during a fiscal year after the fiscal year ended October 31, 1995, the number of shares which an Eligible Director shall be entitled to receive for each board meeting attended and each board committee meeting attended shall be set by a standing resolution of the Corporation's Board of Directors, which resolution may not be amended more than once each fiscal year.

          D. Transferability. Each option granted under the Plan by its terms shall not be transferable by the Eligible
     Director otherwise than by will or by the laws of descent and distribution, and shall be exercised during the lifetime of the Eligible Director only by such Eligible Director.

          E. Term of Option. Options become exercisable with respect to fifty percent (50%) of the shares covered thereby on the date upon which they were granted and become exercisable with respect to the remaining shares covered thereby on the first anniversary of the date upon which they were granted. Unless terminated earlier in accordance with the terms of the Plan or the applicable option agreement, each option shall terminate upon the expiration of five (5) years after such option was granted.

          F. Manner of Exercise. Options may be exercised only by written notice to the Corporation, which notice must specify the date of the stock option and the number of shares of Stock covered by the exercise, accompanied by payment of the full consideration for the shares as to which they are exercised in one or a combination of the following alternative forms:
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               (i)  cash (including check, bank draft or money
          order); or

               (ii) shares of Stock previously acquired and held for at least six (6) months and standing in the name of the Eligible Director having a fair market value (as defined in Article VI) on the date of exercise equal to the Option Price (as defined in Article V) of the shares being exercised hereunder. If the value of a certificate for shares tendered is in excess of the Option Price, the excess representing any fraction of a share value will be refunded to the Eligible Director in cash by the Corporation, and any excess representing whole share values will be refunded to the Eligible Director by the issuance of a new Stock Certificate representing such whole shares. If the Eligible Director desires that the shares of Stock be registered in his or her name and that of another as joint tenants with rights of survivorship, he or she should so state in the notice. In no case may fewer than one hundred (100) of such shares be purchased at any one time, except to purchase a residue of fewer than one hundred (100) shares. An option may not be exercised for a fractional share.

          G. Replacement Options. In the event that an Eligible Director tenders Stock owned by such Eligible Director in payment (in whole or in part) of the purchase price of the shares that such Eligible Director has elected to purchase under an option, the Corporation shall issue to such Eligible Director a replacement option (a "Replacement Option") with the same expiration date as the option exercised (the "Exercised Option"). Such Replacement Option shall entitle such Eligible Director to purchase a number of shares equal to the number of shares tendered to the Corporation to purchase shares under the Exercised Option, and shall specify an exercise price equal to the fair market value (as determined in Article VI) of the Stock on the date of exercise of the Exercised Option. Such Replacement Option shall not be exercisable during the twelve (12) months following the date of exercise of the Exercised Option and shall be cancelled if, during such twelve (12) month period, the Eligible Director sells any Stock other than in payment of the exercise price of another option under the Plan, or following the death of the Eligible Director.
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          H. Termination of Directorship.  All rights of an
     Eligible Director in an option (including without limitation a Replacement Option), to the extent that such rights have not been exercised and have not otherwise expired, shall terminate fifteen (15) months subsequent to the termination for any reason of such Director's services as an Eligible Director of the Corporation. If the reason for termination is the death of an Eligible Director or an Eligible Director dies subsequent to the termination of his or her services as an Eligible Director, any option (including without limitation a Replacement Option) may be exercised during the period specified in the preceding sentence by the personal representative of the Eligible Director's estate or by the person or persons to whom the option is transferred pursuant to the Eligible Director's will or in accordance with the laws of descent and distribution.

V.   OPTION PRICE

The option price per share (the "Option Price") for the shares covered by an option (other than a Replacement Option) relating to the fiscal quarter ended October 31, 1994 shall be the fair market value (as determined in Article VI) of one share of Stock on October 31, 1994 and the Option Price for the shares covered by any option relating to any fiscal quarter thereafter (other than a Replacement Option) shall be the fair market value (as determined in Article VI) of one share of stock on the date of grant of the option.

VI.  VALUATION OF COMMON STOCK

For all valuation purposes under the Plan, the fair market value of a share of Stock shall be the average of the closing bid and ask prices recorded by the National Association of Securities Dealers
(NASD) for the five (5) trading days immediately receding the date of grant.

VII. NO RIGHT TO CONTINUE AS A DIRECTOR

Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Corporation will retain an Eligible Director for any period of time or at any particular rate of compensation.
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VIII. ADJUSTMENT TO STOCK

In the event any change is made to the Stock subject to the Plan or subject to any outstanding option granted under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares that may be the subject of options granted under the plan and the number of shares and price per share of stock subject to outstanding options. The grant of options under the Plan shall not affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IX.  EFFECTIVE DATE

The Plan shall take effect on January 31, 1995, but options may be granted hereunder relating to an Eligible Director's service to the Corporation for any fiscal quarter ended on or after October 31, 1994; provided, however, no shares of Stock shall be issued under the Plan and no options granted under the Plan shall be exercisable prior to six (6) months after the Plan is approved by the holders of at least a majority of the Corporation's voting stock present or represented and voting at a duly held meeting at which a quorum is present or represented. If such shareholder approval is not obtained, then any options previously granted under the Plan shall terminate and no further options shall be granted.

X.   AMENDMENT AND TERMINATION OF THE PLAN

The Board of Directors of the Corporation may suspend, discontinue or terminate the Plan or revise or amend it in any respect whatsoever; provided that the Board shall not, without the approval of the Corporation's shareholders (i) materially increase the number of shares of Stock which may be issued under the Plan
(unless necessary to effect the adjustments required under Article
VIII) or other benefits accruing to participants under the plan,
(ii) materially modify the eligibility requirements for awards under the Plan, or (iii) make any other change with respect to which the Board of Directors determines that shareholder approval is required by applicable law or regulatory standards; nor shall any amendment adversely affect an Eligible Director's rights under any option previously granted without the Eligible Director's consent. The provisions of this Plan that state or set forth a formula for determining the amount, price and timing of awards of
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options and/or Stock shall not be amended more than once every six
(6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

XI.  USE OF PROCEEDS

The cash proceeds received by the Corporation from the issuance of shares pursuant to options under the Plan shall be used for general corporate purposes.

XII. ADMINISTRATION

The Plan shall be self-administered. However, ministerial actions and duties shall be performed by the President of the Corporation, who has authority to execute and deliver options to Eligible Directors and to execute and deliver all such other instruments, and to take all other actions and to make all other determinations, not inconsistent with this Plan, that he may deem, in his sole discretion, necessary or desirable.


XIII.     SECTION 16

Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3, generally, and Rule 16b-3(c)(2)(ii), specifically, or their successors under the Exchange Act. To the extent any provision of the Plan or action by the President fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the President.

XIV. DELIVERY AND REGISTRATION OF STOCK

The Corporation's obligation to deliver shares with respect to an option shall, if the President so requests, be conditioned upon the receipt of a representation as to the investment intention of the participant to whom such shares are to be delivered, in such form as the President shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange or system on which shares may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the President shall determine to be necessary or advisable.

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XV.  GOVERNING LAW

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Indiana and construed accordingly.


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